UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2018

Finest Acquisition, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55877	82-3268577
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

780 Reservoir Avenue #123 Cranston, RI	02910
(address of principal executive offices)	(zip code)

401-641-0405
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2018, Thomas DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of Finest Acquisition, Inc. (the “Registrant” or “Company”), entered into a Share Purchase Agreement (the “Agreement”) with AWC Capital, Inc., with an address at 10969 Rochester Avenue, #110, Los Angeles, CA 90024. Pursuant to closing of the agreement on July 11, 2018, Mr. DeNunzio transferred to AWC Capital, Inc., 8,000,000 shares of our common stock which represents all of our issued and outstanding shares in consideration of $50,000.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

On July 11, 2018, Mr. DeNunzio, the sole shareholder of Finest Acquisition, Inc., consummated a sale of 8,000,000 shares of our common stock to AWC Capital, Inc., for an aggregate purchase price of $50,000. Following the closing of the share purchase transaction, AWC Capital, Inc. owns a 100% interest in the issued and outstanding shares of our common stock. AWC Capital, Inc. is the controlling shareholder of Finest Acquisition, Inc.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On July 11, 2018, Mr. Thomas DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer, such resignation of which is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On July 11, 2018, Mr. Altman Tai was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer, to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

Mr. Altman Tai, Age 23- Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer

Background of Mr. Altman Tai

Altman Tai, 23, began college in September 2013 and graduated from University of California San Diego with a Bachelor of Science in Management Science in September of 2017. While studying at the University of California San Diego, Altman began building his personal portfolio around stocks and personal real estate investments. He entered the financial industry working as an analyst at Black Legend Capital located in Los Angeles, CA from July of 2017 to March of 2018 whereas his duties included Performing valuation and constructed financial models (Discounted Cash Flow & Comparable Company Analysis), preparing materials such as teaser, pitch books, company and industry overviews, investor presentations, and maintain investors databases by updating entries with buy-side firms’ investment criteria.

His experience at Black Legend Capital not only strengthened his financial analytic skills, but more importantly gave him the opportunity to work intimately with officers and directors of many operating businesses, broadening his connections, both domestically and internationally. He also became proficient in financial modelling and corporate finance at his time with Black Legend Capital.

Altman also has experience managing personal real estate property of his own from March of 2017 to present.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at Finest Acquisition, Inc.

Item 9.01. Financial Statements and Exhibits.

A. None

B. Exhibits

NUMBER	EXHIBIT

10.1	Share Purchase Agreement (between Thomas DeNunzio and AWC Capital, Inc., Ltd. dated July 10, 2018)
99.1	Officer and Director Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Finest ACQUISITION, INC.

Dated: July 16, 2018	/s/ Thomas DeNunzio
Thomas DeNunzio
Chief Executive Officer